Exhibit 99.2

FOR IMMEDIATE RELEASE

J. Michael Daniel Senior Vice President and Chief Financial Officer (276) 629-6614 – Investors	Brad Delco Vice President - Finance & Investor Relations (479) 820-2723

J.B. HUNT TO ACQUIRE ZENITH FREIGHT LINES FROM BASSETT

ANTICIPATED ISSUE DATE/TIME – 7 AM CT, January 31, 2022

BASSETT, Va. and LOWELL, Ark., January 31, 2022 – J.B. Hunt Transport Services Inc (NASDAQ: JBHT), one of the largest supply chain solutions providers in North America, and Bassett Furniture Industries, Inc. (NASDAQ: BSET), a leading manufacturer and marketer of high-quality home furnishings, announced today that Bassett and J.B. Hunt Transport, Inc., the wholly-owned operating subsidiary of J.B. Hunt Transport Services, Inc., have entered into a definitive agreement under which J.B. Hunt Transport will acquire the assets of Zenith Freight Lines, LLC, a wholly-owned subsidiary of Bassett, for approximately $87 million.

Upon closing of the transaction, J.B. Hunt and Bassett will enter into a long-term master services agreement whereby J.B. Hunt will continue to provide the exceptional service Zenith has performed for Bassett for almost 50 years.

“This investment enhances J.B. Hunt’s furniture delivery capabilities by expanding our nationwide, end-to-end supply chain solution for our customers, and we look forward to establishing a long-term connection with Bassett, a manufacturer and retailer of high-quality home furnishings and a leader in the industry,” said John Roberts, president and CEO of J.B. Hunt.

“The sale of Zenith opens an exciting new chapter in our quest to provide the highest level of service to our customers,” said Robert H. Spilman, Jr., Bassett’s CEO and Chairman of the Board. “Disruption caused by the pandemic aside, we believe that the consolidation of traditional specialized furniture transportation is inevitable. As discussions with J.B. Hunt progressed, we came to understand the benefits that the scale of J.B. Hunt could provide in terms of equipment, technology, driver recruitment, intermodal transportation, and warehousing density. In addition, we developed a healthy respect for the management team and their operating culture. We are extremely enthusiastic about the potential to better serve our customers with the 50-year accumulated furniture transportation know-how of Zenith in combination with the power of the J.B. Hunt platform.”

Zenith posted revenue of $87 million in the fiscal year ending November 2021, with Bassett representing one-third of its business. The transaction will be funded using J.B. Hunt’s existing cash balance and is expected to close by February 28, 2022, subject to customary closing conditions.

Based in Conover, NC, and founded by Jack and Debbie Hawn, Zenith provides specialized LTL transportation services for furniture manufacturers and retailers in the continental United States. Zenith moves products from manufacturing points or import locations utilizing employee drivers, late-model equipment, and approximately one-million square feet of warehouse space to facilitate over one-quarter of a million moves annually. Following the acquisition, both founders will transition to key roles with J.B. Hunt to ensure a seamless integration with minimal impact on day-to-day service.

"The sale of Zenith to J.B. Hunt represents the culmination of our life’s work in the furniture transportation industry,” said Jack L. Hawn, president of Zenith. “Becoming a part of J.B. Hunt will advance the quality service we have established by providing scalable, efficient solutions to the furniture industry.”

The acquisition will expand J.B. Hunt’s industry-leading Final Mile Services® segment, which operates one of the largest nationwide, commingled cross-dock operations. With 116 locations and over 3.5 million square feet of warehouse and facilities space, Final Mile has the ability to serve 100% of the contiguous United States.

“Zenith’s reputation in the furniture industry and their focus on quality customer service extends our model to be the best final mile provider in North America,” said Nick Hobbs, chief operating officer, executive vice president and president of Contract Services at J.B. Hunt. “We are excited to welcome the employees and customers of Zenith to J.B. Hunt.”

About J.B. Hunt

J.B. Hunt Transport Services Inc., an S&P 500 company, provides innovative supply chain solutions for a variety of customers throughout North America. Utilizing an integrated, multimodal approach, the company applies technology-driven methods to create the best solution for each customer, adding efficiency, flexibility, and value to their operations. J.B. Hunt services include intermodal, dedicated, refrigerated, truckload, less-than-truckload, flatbed, single source, final mile, and more. J.B. Hunt Transport Services, Inc. stock trades on NASDAQ under the ticker symbol JBHT and is a component of the Dow Jones Transportation Average. J.B. Hunt Transport, Inc. is a wholly owned subsidiary of J.B. Hunt Transport Services, Inc. For more information, visit www.jbhunt.com.

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (NASDAQ:BSET), is a leading manufacturer and marketer of high-quality home furnishings. With 96 company- and licensee-owned stores at the time of this release, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. Bassett’s retail strategy includes stylish, custom-built furniture that features the latest on-trend furniture styles, free in-home design visits, and coordinated decorating accessories. Bassett also has a traditional wholesale business with more than 700 accounts on the open market, across the United States and internationally and a logistics business specializing in home furnishings. For more information, visit the Company’s website at www.bassettfurniture.com.

Forward-Looking Statements

This release contains forward-looking statements which include, but are not limited to, statements about the benefits of the business combination transaction involving J.B. Hunt Transport, Inc. (“J.B. Hunt Transport”) and Bassett Furniture Industries, Inc. (“Bassett”), including the combined company’s future financial and operating results, plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this press release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to, (i) the possibility that the acquisition does not close when expected or at all because required approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, ongoing or future effects of the COVID-19 pandemic, interest rates, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which J.B. Hunt Transport and Bassett operate; (iv) the ability to promptly and effectively integrate the businesses of J.B. Hunt Transport and Bassett; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; and (vi) diversion of management time on acquisition-related issues. Additional information on factors that might affect J.B. Hunt Transport Services, Inc.’s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on February 23, 2021. J.B. Hunt Transport Services, Inc. assumes no obligation to update the information in this press release, except as otherwise required by law.

-###-